Exhibit 8
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                           SUBSIDIARIES OF THE COMPANY








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               NAME                        JURISDICTION OF INCORPORATION
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        Hemosol (USA) Inc.                            Delaware
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     The Hemoglobin Company                            Ontario
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Hemosol Research Corporation (CETI)                    Ontario
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     745235 Ontario Limited                            Ontario
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